UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

After the close of the market on February 11, 2010, Puda Coal, Inc. (the “Company”) disseminated a press release announcing the receipt of a loan commitment letter from Mr. Ming Zhao, the Chairman of the Board of Directors and a principal stockholder of the Company, dated February 11, 2010.  According to the letter, Mr. Zhao commits to lend to Shanxi Putai Resources Limited, a wholly-owned subsidiary of the Company in China, RMB 100,000,000 within 30 calendar days, subject to terms and conditions stated in the letter and to the negotiation and execution of mutually acceptable definitive loan documents.  The loan, if made, will be for a term of twelve months, will be unsecured and will contain other terms and conditions, including interest rate that are market.  The terms of the loan will be subject to the approval of the Audit Committee of the Company’s Board of Directors.

Attached and incorporated herein by reference as Exhibits 99.1 and 99.2 are the above described press release and the loan commitment letter.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the following Exhibit Index are filed or furnished, as applicable, as part of this report.

Exhibit No.	Description

99.1	Press release of Puda Coal, Inc. dated February 11, 2010

99.2	Loan Commitment Letter from Ming Zhao to Puda Coal, Inc. dated February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: February 11, 2010	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer